================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                OHM CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             [OHM CORPORATION LOGO]
                           16406 U.S. ROUTE 224 EAST
                              FINDLAY, OHIO 45840
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1997
                               ------------------

To the Shareholders of
OHM Corporation:

     The Annual Meeting of Shareholders of OHM Corporation (the "Company") will be held at the Elks Lodge located at 601 South Main Street, Findlay, Ohio 45840 on Thursday, May 8, 1997, at 10:00 a.m. local time for the following purposes:

     1. To elect nine Directors to serve for the ensuing year;

     2. To consider and act upon a proposal to amend a procedural matter in the Company's Regulations;

     3. To consider and act upon a proposal to approve the Company's Incentive Stock Plan;

     4. To consider and act upon a proposal to amend the Company's 1986 Stock Option Plan to limit the number of options granted to any individual in a three-year period; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1997, will be entitled to vote at the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office.

                                            By Order of the Board of Directors

                                            /s/ Steven E. Harbour
                                            Steven E. Harbour
                                            Vice President, Legal and Secretary

Findlay, Ohio
April 1, 1997

       YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN
          IT IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                                OHM CORPORATION
                           16406 U.S. ROUTE 224 EAST
                              FINDLAY, OHIO 45840
                               ------------------

          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1997
                               ------------------

     OHM Corporation (the "Company") is mailing this Proxy Statement to the shareholders of the Company in connection with the solicitation of proxies by the Company's Board of Directors. These proxies will be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, May 8, 1997, at the Elks Lodge, 601 South Main Street, Findlay, Ohio 45840 and at any adjournment thereof (the "Annual Meeting").

     If a shareholder properly executes and returns the enclosed form of proxy, it will be voted according to his or her instructions. If no instructions are given, it will be voted (i) for the election as Directors of the nine nominees named below, (ii) for the proposal to amend a certain procedural matter required by the Company's Regulations in order to give the Chief Executive Officer greater flexibility in human resource issues with respect to officers of the Company, (iii) for the proposal to approve the Company's Incentive Stock Plan,
(iv) for the proposal to amend the Company's 1986 Stock Option Plan to limit the number of options granted to any individual in a three-year period; and (v) in the discretion of the proxies with respect to any other matter that may come before the meeting. In accordance with the Ohio General Corporation Law and the Company's Amended and Restated Articles of Incorporation and Regulations, the Company may, if necessary, convene and, by a vote of shareholders, adjourn the Annual Meeting to a later date, without changing the Record Date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy card to vote in favor of such an adjournment. Any proxy may be revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokers, nominees, fiduciaries and custodians incurred in sending proxy materials to principals and obtaining their instructions. In addition to the use of the mail, proxies may be solicited in person or by telephone or telegraph. Directors, officers and regular employees of the Company may solicit proxies without additional compensation.

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 1, 1997.

                              RECORD DATE; VOTING

     The Board of Directors has fixed the close of business on March 20, 1997 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 27,071,464 shares of the Company's Common Stock, all of one class and all of which are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Common Stock are entitled to one vote for each share held.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. In all matters other than the election of Directors and the amendment of the Regulations, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present and actually voting at the Annual Meeting in person or by proxy is required to approve each proposal to be considered at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. The amendment of the Regulations requires the affirmative vote of a majority of the shares outstanding.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of election appointed for the Annual Meeting. Properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the proposals to which such abstention or broker non-vote applies.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     Nine Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Company's management intends that the shares represented by the enclosed proxy will be voted, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the nine nominees named below.

     The Company has no reason to believe that any of such nominees will be unable, if elected, to serve as a Director. However, if such an event should occur, the Company's management intends that the shares represented by the enclosed proxy will be voted for the remainder of the nominees, and for such substitute nominee or nominees as may be selected by the Company's current Board of Directors.

     All of the nominees for Director named below are currently serving as directors of the Company for terms expiring at the Annual Meeting. Messrs. James
L. Kirk, Joseph R. Kirk, Richard W. Pogue and Charles W. Schmidt became Directors of the Company effective July 1, 1986. Mr. Ivan W. Gorr and Dr. Charles D. Hollister became Directors of the Company on November 15, 1990 and July 2, 1992, respectively. Messrs. Herbert A. Getz and James E. Koenig became Directors on June 1, 1995. Mr. William P. Hulligan became a Director on October 30, 1996. In accordance with the terms of the Standstill and Non-Competition Agreement, which is discussed below under "Certain Relationships and Related Transactions -- Transactions with Shareholders -- The Standstill and Non-Competition Agreement," Messrs. Getz, Hulligan and Koenig are the three designees of WMX Technologies, Inc. ("WMX") to the Board of Directors.

                                               POSITIONS AND OTHER RELATIONSHIPS
         NAME            AGE                WITH THE COMPANY AND BUSINESS EXPERIENCE
-----------------------  ---     --------------------------------------------------------------
Herbert A. Getz          41      Director and member of the Compensation and Stock Option
                                 Committee. Mr. Getz has been Senior Vice President of WMX
                                 since May 1995 and General Counsel of WMX since August 1992.
                                 Mr. Getz also served as Vice President from May 1990 to May
                                 1995 and as Secretary of WMX since January 1988. Mr. Getz
                                 served as Assistant General Counsel from December 1985 until
                                 August 1992. Mr. Getz has also held the offices of Vice
                                 President, General Counsel and Secretary of Waste Management,
                                 Inc., a provider of solid waste management services, from
                                 April 1989 until December 1993, and Vice President and
                                 Secretary of Rust International Inc. ("Rust"), a provider of engineering, construction, environmental, infrastructure,
                                 consulting services and other on-site industrial and related services, from January 1993 to May 1994. He has also served as
                                 Vice President and Secretary of Wheelabrator Technologies Inc.
                                 ("WTI") a provider of environmental products and services, from July 1995 until January 1997, as well as being the
                                 General Counsel of WTI from November 1990 until May 1993. Mr.
                                 Getz is a director of NSC Corporation.

                                               POSITIONS AND OTHER RELATIONSHIPS
         NAME            AGE                WITH THE COMPANY AND BUSINESS EXPERIENCE
-----------------------  ---     --------------------------------------------------------------
Ivan W. Gorr             67      Director and Chairman of the Audit Committee and member of the
                                 Compensation and Stock Option and Executive Committees. Mr.
                                 Gorr retired as Chairman of the Board of Directors and Chief
                                 Executive Officer of Cooper Tire & Rubber Company of Findlay,
                                 Ohio, a manufacturer of tires and other rubber products. Mr.
                                 Gorr is a director of Amcast Industrial Corporation, Arvin
                                 Industries, Inc., The Fifth Third Bancorp and Borg-Warner
                                 Automotive.
Dr. Charles D.           60      Director and member of the Audit Committee. Since 1979, Dr.
  Hollister                      Hollister has been Senior Scientist and Vice President of
                                 Woods Hole Oceanographic Institution, Woods Hole,
                                 Massachusetts, a non-profit oceanographic research
                                 institution.
William P. Hulligan      53      Director and member of the Executive Committee. Mr. Hulligan has served as Executive Vice President of Waste Management,
                                 Inc. since January 1996. Prior to this position, he was
                                 President of the Midwest Group of Waste Management, Inc., from
                                 March 1993 until January 1996, and President of the East Group of Waste Management, Inc. from 1992 until March 1993. Mr.
                                 Hulligan is a director of National Seal Company and NSC
                                 Corporation.
James L. Kirk (1)        47      Chairman of the Board of Directors, President and Chief
                                 Executive Officer and Chairman of the Executive Committee. Mr.
                                 Kirk has been President and Chief Executive Officer of the
                                 Company since July 1986 and, in addition, was elected Chairman of the Board in January 1987. He has served as Chairman of the
                                 Board and President of OHM Remediation Services Corp., a
                                 wholly-owned subsidiary of the Company ("OHMR"), since April
                                 1985. Mr. Kirk is a founder of OHMR and has served in various capacities as an officer and director of OHMR.
Joseph R. Kirk (1)       45      Executive Vice President and Director, positions he has held since July 1986. Mr. Kirk served as Vice Chairman of OHMR from
                                 April 1985 until July 1986 and continues to serve as Executive
                                 Vice President of OHMR. He is a founder of OHMR and has served in various capacities as an officer and director of OHMR.
James E. Koenig          49      Director and member of the Audit Committee. Mr. Koenig was elected Executive Vice President of WMX and President of Waste
                                 Management Shared Services in February 1997. Prior to this position, he was Senior Vice President of WMX from May 1992 until February 1997, Chief Financial Officer of WMX since 1989 and Vice President and Treasurer of WMX since December 1986.
                                 Mr. Koenig served as Vice President, Chief Financial Officer and Treasurer of WTI from November 1990 to May 1993 and Vice
                                 President, Chief Financial Officer and Treasurer of Rust from
                                 January 1993 to August 1993. Mr. Koenig is a director of
                                 National Seal Company, WTI and Waste Management International,
                                 plc.
Richard W. Pogue         68      Director and member of the Executive Committee. Mr. Pogue is a consultant with Dix & Eaton, a public relations firm.
                                 Effective June 30, 1994, Mr. Pogue retired as Senior Partner of the law firm of Jones, Day, Reavis & Pogue, Cleveland,
                                 Ohio, of which he had been a partner since 1961. Mr. Pogue is also a director of Continental Airlines, Inc., Derlan
                                 Industries Limited, M.A. Hanna Company, KeyCorp, Redland PLC,
                                 Rotek Incorporated and TRW Inc.

                                               POSITIONS AND OTHER RELATIONSHIPS
         NAME            AGE                WITH THE COMPANY AND BUSINESS EXPERIENCE
-----------------------  ---     --------------------------------------------------------------
Charles W. Schmidt       68      Director and Chairman of the Compensation and Stock Option
                                 Committee and member of the Executive Committee. Mr. Schmidt retired as Senior Vice President, External Affairs of Raytheon
                                 Company, a broadly diversified manufacturer of industrial and consumer products, and was formerly President and Chief
                                 Executive Officer of SCA Services, Inc., a company that
                                 provided waste management-related services. Mr. Schmidt also serves as a director of The Boston Company, Boston Safe
                                 Deposit and Trust Company, the Massachusetts Financial
                                 Services Family of Mutual Funds and Mohawk Paper Company.

---------------

(1) James L. Kirk and Joseph R. Kirk are brothers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to disclose in its Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

     During 1996, the Board of Directors of the Company held a total of four meetings.

     The Executive Committee of the Board of Directors presently consists of Messrs. Gorr, Hulligan, James L. Kirk, Pogue and Schmidt and met once during 1996. The function of the Executive Committee is to exercise, when the full Board is not in session, the powers of the Board in the management of the business and affairs of the Company.

     The Compensation and Stock Option Committee of the Board of Directors met six times during 1996. Messrs. Getz, Gorr and Schmidt are presently members of the Compensation and Stock Option Committee, the primary function of which is to review and approve salaries and other benefits for executive officers of the Company, to make recommendations to the Board of Directors with respect to the adoption of employee benefit programs and to administer the Company's stock option plans and approve awards of stock options made under the Company's 1986 Stock Option Plan.

     The Company has a standing Audit Committee, the primary function of which is to oversee the accounting and auditing affairs of the Company. Messrs. Gorr, Hollister and Koenig serve as members of the Audit Committee, which met three times during 1996.

     The Company has no standing nominating committee or committee performing similar functions.

     In 1996, except for Dr. Hollister, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and the committee of which he is a member.

DIRECTORS' FEES

     Directors of the Company who are not employees receive $18,000 per annum. Members of the Company's Executive Committee who are not employees receive $1,500 per meeting, and each non-employee member of any other committee of the Company's Board of Directors receives $500 per meeting. WMX has requested that Messrs. Hulligan, Getz and Koenig, representatives of WMX, not be paid directors' fees.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company's Common Stock is the Company's only outstanding class of voting securities. The following table sets forth certain information as of March 1, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) holders of 5% or more of the outstanding Common Stock, (ii) each Director of the Company, (iii) the executive officers named in the Summary Compensation Table under "Executive Compensation and Other Information" and (iv) all Directors and executive officers of the Company as a group.

                                                            AMOUNT AND NATURE         PERCENTAGE
                          NAME                          OF BENEFICIAL OWNERSHIP(1)     OF CLASS
     -----------------------------------------------   ---------------------------    ----------
     WMX Technologies, Inc. (2)
       3003 Butterfield Road
       Oak Brook, Illinois 60521....................         10,368,000             38.33%
     State of Wisconsin Investment Board (3)
       P.O. Box 7842
       Madison, Wisconsin 53707.....................          1,517,000              5.61%
     H. Wayne Huizenga (4)
       200 South Andrews Avenue
       Fort Lauderdale, Florida 33301...............          1,500,000              5.25%
     James L. Kirk (5)(6)(7)........................          2,138,981              7.84%
     Joseph R. Kirk (5)(6)(7).......................          2,486,800              9.15%
     Herbert A. Getz (6)............................             20,000                  *
     Ivan W. Gorr (6)(8)............................             42,688                  *
     Dr. Charles D. Hollister (6)...................             35,000                  *
     William P. Hulligan(6).........................             15,000                  *
     James E. Koenig (6)(7).........................             20,150                  *
     Richard W. Pogue (6)(7)........................             48,000                  *
     Charles W. Schmidt (6)(7)(8)...................             70,476                  *
     Robert J. Blackwell (6)........................             55,248                  *
     Harold W. Ingalls (6)..........................             15,915                  *
     Philip V. Petrocelli (6)(8)....................             92,967                  *
     Michael A. Szomjassy (6).......................            101,836                  *
     All Directors and executive officers as a group
       (18 persons) (6)(7)..........................          5,251,537             18.79%

---------------

* less than 1%.

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in this table. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and investment power with respect to the shares shown to be beneficially owned. Beneficial ownership is calculated in accordance with the rules and regulations of the Commission.

(2) According to a Schedule 13D dated June 8, 1995 jointly filed by WMX Technologies, Inc. ("WMX"), Chemical Waste Management, Inc., Rust Holding Company Inc., and Rust International Inc. Assumes the exercise of warrants currently exercisable to purchase 700,000 shares of Common Stock pursuant to that certain Warrant Agreement between the Company and WMX described below. See "Certain Relationships and Related Transactions -- Transactions with Shareholders -- The Warrant Agreement" and "-- The Standstill and Non-Competition Agreement."

(3) According to an Amendment No. 8 to Schedule 13G filed by the State of Wisconsin Investment Board.

(4) According to a Schedule 13D, dated April 1, 1995, filed by Mr. Huizenga. Assumes the exercise of options currently exercisable or exercisable within 60 days to purchase 1,000,000 shares of Common Stock, but does not include 500,000 shares of Common Stock owned by the Huizenga Family Foundation, Inc. as to which Mr. Huizenga disclaims beneficial ownership.

(5) The address of the shareholder is c/o OHM Corporation, 16406 U.S. Route 224 East, Findlay, Ohio 45840.

(6) Assumes the exercise of options currently exercisable or exercisable within 60 days to purchase 192,000, 128,000, 20,000, 35,000, 35,000, 15,000,
    20,000, 35,000, 25,000, 36,507, 12,915, 68,250, 83,586 and 796,180 by
    Messrs. James L. Kirk, Joseph R. Kirk, Getz, Gorr, Hollister, Hulligan, Koenig, Pogue, Schmidt, Blackwell, Ingalls, Petrocelli, Szomjassy, respectively, and all directors and executive officers as a group, respectively.

(7) Includes 15,828 shares of Common Stock held in three trusts by Mr. James L. Kirk's wife as trustee for the benefit of the Kirks' children, as to which Mr. James L. Kirk disclaims beneficial ownership. Includes 30,201 shares of Common Stock held in three trusts by Mr. Joseph R. Kirk's wife as trustee for the benefit of the Kirks' children, as to which Mr. Joseph R. Kirk disclaims beneficial ownership. Includes 150 shares of Common Stock held in trust for the benefit of Mr. Koenig's brother as to which he disclaims beneficial ownership. Includes 1,000 shares of Common Stock held in trust for the benefit of Mr. Pogue's wife as to which he disclaims beneficial ownership. Includes 10,000 shares of Common Stock held in trust for the benefit of Mr. Schmidt's wife as to which he disclaims beneficial ownership.

(8) Includes 5,688, 5,476, and 1,931 phantom stock units held by Messrs. Gorr, Schmidt, and Petrocelli, respectively.

     James L. Kirk and Joseph R. Kirk are brothers, each of whom disclaims beneficial interest in the shares owned by the other.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company in 1996, including the Chief Executive Officer of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                            STOCK OPTIONS
                                       ANNUAL COMPENSATION                   GRANTED (#)
                              --------------------------------------   -----------------------
                                                           OTHER       RESTRICTED   SECURITIES
                                                           ANNUAL        STOCK      UNDERLYING    ALL OTHER
                                     SALARY    BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)      ($)        ($)(2)        ($)(3)       (#)(4)        ($)(5)
----------------------------  ----   -------   ------   ------------   ----------   ----------   ------------
James L. Kirk                 1996   376,747        0      44,841        351,750       68,279       17,568
Chairman, President           1995   330,013        0           0              0       70,000        5,347
and Chief Executive Officer   1994   330,013        0           0              0       50,000        6,250

Philip V. Petrocelli          1996   264,040   65,476           0        142,375      100,489       76,528
Vice President,               1995   232,513   50,000      50,839              0       25,000       19,435
Western Operations            1994   181,266   10,714      61,938              0       15,000        1,993

Michael A. Szomjassy          1996   288,093   25,000           0        150,750       65,275       14,682
Vice President,               1995   256,266        0           0              0       25,000        5,184
Eastern Operations            1994   185,108        0           0              0       30,000        5,558

Joseph R. Kirk                1996   294,255        0      34,763              0       30,000       18,751
Executive Vice                1995   300,019        0           0              0       50,000        5,250
President                     1994   300,019        0           0              0       30,000        5,934

Harold W. Ingalls (1)         1996   254,824        0           0              0       32,289          634
                              1995   166,357        0           0              0       40,000       39,980
                              1994         0        0           0              0            0            0

Robert J. Blackwell           1996   225,349   28,125      25,505        125,625       66,092       36,561
Vice President,               1995   193,768   30,000           0              0       25,000       29,591
Marketing and                 1994   157,331        0           0              0       45,000        2,458
Strategic Planning

---------------

(1) Mr. Ingalls resigned as an officer of the Company on April 26, 1996.

(2) Amounts in 1996 include $37,392, $24,444 and 0 for financial planning services; $2,126, $3,684, and $3,377 for country club dues; and $5,323, $6,635 and $11,845 representing earnings on the contributions made to the retirement deferral accounts in accordance with the Company's Retirement and Incentive Compensation Plan for Messrs. James L. Kirk, Joseph R. Kirk and Robert J. Blackwell, respectively. Amount in 1996 for Mr. Blackwell includes $7,583 for miscellaneous perquisites and $2,700 for imputed interest. Amount in 1995 for Mr. Petrocelli includes $43,938, $4,466, and $2,435 paid to him for reimbursement of tax costs in connection with the relocation of his principal residence, imputed interest and miscellaneous perquisites, respectively.

(3) Represents 42,000, 17,000, 18,000 and 15,000 shares of restricted stock which were granted to Messrs. James L. Kirk, Petrocelli, Szomjassy and Blackwell, respectively, the value of which was $8.375 per share as of December 31, 1996.

(4) Includes 69,453, 31,135, 32,289 and 38,092 stock options which were granted to Messrs. Petrocelli, Szomjassy, Ingalls and Blackwell, respectively, on May 9, 1996 in exchange for the surrender of previously granted options.

(5) Amounts in 1995 for Messrs. Blackwell and Petrocelli include $25,000 and $14,286, respectively, in loans forgiven by the Company. Amount in 1995 for Mr. Ingalls represents relocation expenses. Amount in 1996 for Mr. Petrocelli include $19,048 for a loan forgiven by the Company. See "Certain Relationships and Related Transactions -- Transactions with Management." Amounts in 1996 include matching contributions to each individual's Retirement and Incentive Compensation Plan account of $17,568, $57,480, $14,682, $18,751 and $36,561, on behalf of Messrs. James L. Kirk, Petrocelli, Szomjassy, Joseph R. Kirk and Blackwell, respectively.

STOCK OPTIONS

     The following table sets forth information with respect to grants of options pursuant to the Company's 1986 Stock Option Plan made to the executive officers named in the Summary Compensation Table during the 1996 fiscal year.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                             -------------------------------------------------------        ANNUAL RATES OF
                             NUMBER OF      % OF TOTAL                                        STOCK PRICE
                             SECURITIES      OPTIONS                                        APPRECIATION FOR
                             UNDERLYING     GRANTED TO                                        OPTION TERM
                              OPTIONS       EMPLOYEES      EXERCISE OR                  ------------------------
                              GRANTED       IN FISCAL      BASE PRICE     EXPIRATION        5%           10%
            NAME                (#)            YEAR          ($/SH)          DATE          ($)           ($)
---------------------------- ----------     ----------     -----------    ----------    ----------    ----------
James L. Kirk...............   68,279          6.24           8.375         05/09/06     $ 359,625     $ 911,360
Philip V. Petrocelli........   37,222(1)       3.40           8.375         09/23/03       135,014       317,873
                               20,679(1)       1.89           8.375         09/23/03        75,008       176,597
                               11,552(1)       1.06           8.375         06/28/04        47,151       113,365
                               31,036          2.84           8.375         05/09/06       163,466       414,256
Michael A. Szomjassy........   10,579(1)       0.97           8.375         10/25/03        38,917        91,845
                                5,154(1)       0.47           8.375         02/11/04        19,872        47,284
                               15,402(1)       1.41           8.375         06/28/04        62,866       151,147
                               34,140          3.12           8.375         05/09/06       179,815       455,687
Joseph R. Kirk..............   30,000          2.74           8.375         05/09/06       158,010       400,428
Harold W. Ingalls...........   32,389(1)       2.95           8.375         04/19/05       147,970       363,895
Robert J. Blackwell.........    9,805(1)       0.90           8.375         08/03/03        34,766        81,540
                               12,885(1)       1.18           8.375         02/11/04        49,680       118,211
                               15,402(1)       1.41           8.375         06/28/04        62,866       151,147
                               28,000          2.56           8.375         05/09/06       147,476       373,733

---------------

(1) Includes stock options which were granted on May 9, 1996 in exchange for the surrender of previously granted options.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the executives named in the Summary Compensation Table concerning the exercise of options during the last fiscal year and the value of unexercised options held as of the end of the fiscal year.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                VALUE             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES           REALIZED           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            ACQUIRED        (MARKET PRICE         OPTIONS AT FY-END (#)             AT FY END ($)
                          ON EXERCISE        AT EXERCISE       ---------------------------   ---------------------------
          NAME                (#)       LESS EXERCISE PRICE)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  ------------  ---------------------  -----------   -------------   -----------   -------------
James L. Kirk...........       --                --              178,000        160,279        42,500          54,375
Philip V. Petrocelli....       --                --               63,250         62,239        12,500          18,750
Michael A. Szomjassy....       --                --               86,795         63,480        43,250          19,250
Joseph R. Kirk..........       --                --              118,000         92,000        30,000          38,750
Harold W. Ingalls.......       --                --                6,457         25,832             0               0
Robert J. Blackwell.....       --                --               28,929         62,163        12,500          18,750

REPORT ON REPRICING OF STOCK OPTIONS

     Pursuant to resolutions of the Board of Directors adopted May 9, 1996, the Company approved adjustments in certain existing stock options granted under the 1986 Stock Option Plan. The Board of Directors, in approving the adjustments in the options granted under the 1986 Stock Option Plan, considered a variety of factors, including the Company's actual performance since the date of the original grants, the market performance of the Company's stock, changes in the stock market affecting the industry generally, the Company's need to compete for the services of employees, the effectiveness of previously granted options as a retention device, and the Board's belief that stock-based compensation as a significant component of the employee's compensation package is a strong motivational device. The Board determined that certain of the stock options were no longer motivational or retention devices, and therefore authorized adjustments for such options.

    IVAN W. GORR              HERBERT A. GETZ             CHARLES W. SCHMIDT

                           TEN-YEAR OPTION REPRICINGS

                                             NUMBER OF       MARKET                                 LENGTH OF
                                            SECURITIES      PRICE OF       EXERCISE                  ORIGINAL
                                            UNDERLYING      STOCK AT       PRICE AT                OPTION TERM
                                              OPTIONS       TIME OF        TIME OF        NEW       REMAINING
                                            REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE    AT DATE OF
                                              AMENDED      AMENDMENT      AMENDMENT      PRICE     REPRICING OR
             NAME                  DATE         (#)           ($)            ($)          ($)       AMENDMENT
-------------------------------  --------   -----------   ------------   ------------   --------   ------------
James L. Kirk..................       N/A
Chairman, President
and Chief Executive Officer
Philip V. Petrocelli,..........  05/09/96      37,222         8.375         10.125        8.375     7 yr. 4 mo.
Vice President,                  05/09/96      20,679         8.375         10.125        8.375     7 yr. 4 mo.
Western Operations               05/09/96      11,552         8.375         10.875        8.375     8 yr. 1 mo.
Michael A. Szomjassy...........  08/06/92      10,000         7.625          11.00        7.625     7 yr. 4 mo.
Vice President,                  08/06/92      10,000         7.625          11.00        7.625     7 yr. 9 mo.
Eastern Operations               05/09/96      10,579         8.375         11.875        8.375     7 yr. 5 mo.
                                 05/09/96       5,154         8.375          16.25        8.375     7 yr. 9 mo.
                                 05/09/96      15,402         8.375         10.875        8.375     8 yr. 1 mo.
Joseph R. Kirk.................       N/A
Executive Vice President
Harold W. Ingalls..............  05/09/96      32,289         8.375         10.375        8.375    8 yr. 11 mo.
Robert J. Blackwell............  05/09/96       9,805         8.375          10.25        8.375     7 yr. 3 mo.
Vice President,                  05/09/96      12,885         8.375          16.25        8.375     7 yr. 9 mo.
Marketing and                    05/09/96      15,402         8.375         10.875        8.375     7 yr. 9 mo.
Strategic Planning                                                                        8.375     8 yr. 1 mo.

1996 MANAGEMENT INCENTIVE PLAN

     The Board of Directors has adopted the 1996 Management Incentive Plan ("MIP"). The principal purpose of the MIP is to advance the interests of the Company by providing annual bonuses for officers of the Company so as to attract and retain such officers, make their compensation competitive with other opportunities, and cause them to strive to achieve the Company's financial and other business objectives. All officers of the Company are eligible to be selected as MIP participants. Participants in the MIP are selected by the Compensation and Stock Option Committee.

     Pursuant to the terms of the MIP, officers are eligible to receive "target" bonuses established as a percentage of each participant's annual base salary if the Company meets certain performance goals selected by the Compensation and Stock Option Committee related to the achievement of pre-tax income or operating income (or a combination thereof). The MIP provides a formula or matrix prescribing the extent to which a participant's target bonus may be earned based upon the degree of achievement of such performance goal or goals. The current target bonus range is 30% to 50% of participants' base salaries for 1997. The MIP also allows the Company, subject to Compensation and Stock Option Committee approval, to award discretionary cash bonuses for exemplary performance or to reward special achievements which impact the Company's results.

RETIREMENT AND INCENTIVE COMPENSATION PLAN

     Effective January 1, 1996, the Board of Directors of the Company adopted the Executive Retirement Plan and subsequently amended it on June 21, 1996 and renamed the plan as the Retirement and Incentive Compensation Plan ("RICP"). The RICP is administered by the Compensation and Stock Option Committee. The principal purpose of the RICP is to allow executive officers to defer current federal income taxation of their compensation and, along with the Company's matching contribution, accumulate monies towards retirement in the absence of any Company retirement plan, other than the Company's Retirement

Saving Plan which severely restricts officer participation due to certain Internal Revenue Service limitations. Pursuant to the terms of the RICP, executive officers may defer up to 50% of their compensation during any year, provided that such executive officer may not defer more than 30% of his or her compensation during any year to such individual's Retirement Deferral Account (as described below). The Company matches 50% of the amounts deferred by the participant and deposited into the Retirement Deferral Account and matches 100% of the amounts deferred by the participant and deposited into the OHM Common Stock Deferral Account. The participant's contribution, plus the Company match, remain unfunded by the Company until paid to the participant at retirement or other termination of employment. Any amounts deferred by the participant and deposited into the Retirement Deferral Account, and Company matching contributions, are credited monthly with interest at the prime rate and are increased yearly by the annual increase in the S&P 500 index if such increase exceeds the interest credited monthly to the participant during the calendar year. Any amounts deferred by the participant and deposited into the OHM Common Stock Deferral Account, and Company matching contributions, are credited monthly in units on the basis of the average of the market value of the Company's Common Stock during the preceding calendar month.

INCENTIVE STOCK PLAN

     Certain executive officers of the Company are eligible to participate in the Company's Incentive Stock Plan, the terms of which are fully described below under "Proposal 3. To Approve the Company's Incentive Stock Plan".

OHM CORPORATION RETIREMENT SAVINGS PLAN

     The Company's Retirement Savings Plan (the "Retirement Plan") was established in 1988. Officers of the Company, together with substantially all full-time salaried employees and certain other employees of the Company and its subsidiaries, are eligible to participate in the Retirement Plan. Participants may make basic contributions of up to a combination of 15% of their compensation, as defined in the Retirement Plan, which qualify for deferred tax treatment under Section 401(k) of the Internal Revenue Code (the "Code"). The Company makes matching contributions of 100% of the first two percent of the participant's compensation contributed to the Retirement Plan and 50% of the next four percent of the participant's compensation contributed to the Retirement Plan. Matching contributions are allocated to the accounts of participants in the Retirement Plan who have completed two years of service. The Company also may, in its discretion, make profit sharing contributions to the Retirement Plan which will be allocated to all eligible employees. All participant contributions are invested at the direction of the participant, and all profit sharing contributions are invested at the direction of the Retirement Plan committee. Matching contributions are made in Company stock and, upon allocation to a participant's account, may be reinvested at the direction of the participant. Amounts attributable to the Company's matching contributions vest upon the earlier of (i) the completion of two years of service, or (ii) the participant's death, disability or attaining age 65 while an employee. During 1996, an aggregate of $18,972 was contributed as matching contributions under the Retirement Plan to the accounts of all executive officers as a group. Matching contributions for the five most highly compensated executed officers named are shown above under the heading "Executive Compensation and Other Information, Summary of Cash and Certain Other Compensation." The Company made no profit sharing contributions to the Retirement Plan during 1996.

1986 STOCK OPTION PLAN

     Officers and other key employees of the Company are eligible to participate in the Company's 1986 Stock Option Plan, the terms of which are fully described below under "Proposal 4. To Amend the Company's 1986 Stock Option Plan."

DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     The Company recognizes the importance of attracting and retaining outstanding individuals as directors and of stimulating the active interest of these persons in the development and financial success of the Company. In addition, the Company endorses the position that stock ownership arrangements are beneficial in aligning Directors' and shareholders' interests in the enhancement of shareholder value. The Board of Directors believes that the Directors' Non-Qualified Stock Option Plan (the "Director Option Plan") is a significant factor in furtherance of these objectives and intends, through the Director Option Plan, to increase the Company's profits by providing such persons with opportunities to acquire shares of the Common Stock of the Company on advantageous terms.

     Only Directors who are not employees of the Company and its subsidiaries are eligible to participate in the Director Option Plan. The Director Option Plan provides that the total number of shares that may be sold upon the exercise of stock options shall not exceed 1,000,000 shares of Common Stock. The Director Option Plan is of indefinite duration and will continue in effect until all shares reserved for options thereunder have been sold or until earlier termination of the Director Option Plan.

     The Director Option Plan provides for automatic grants of options to purchase shares of Common Stock of the Company to Directors of the Company who are not employees of the Company or its subsidiaries. Under the Director Option Plan, each person who was an incumbent non-employee Director of the Company received an option to purchase 15,000 shares of Common Stock, as of August 6, 1992, the effective date of the Director Option Plan, provided that the total number of shares each optionee was eligible to receive was reduced by the number of shares of Common Stock subject to prior option grants to such Director. Each person who first becomes a non-employee Director of the Company after the effective date is entitled to receive an option to purchase 15,000 shares of Common Stock as of the date such person first became a non-employee Director. Each person who is a non-employee Director of the Company is entitled to receive an option to purchase 5,000 shares of Common Stock immediately after each of the Company's annual meetings of shareholders. An option is exercisable in full upon six months of continuous service as a non-employee Director. Options granted under the Director Option Plan are options that do not qualify under particular provisions of the Code. The Director Option Plan is administered by employee directors who are not eligible to participate in the Director Option Plan.

DIRECTORS' DEFERRED FEE PLAN

     The Board of Directors has adopted the Directors' Deferred Fee Plan (the "Deferred Fee Plan"), the purpose of which is to help solidify the common interest of Directors and shareholders in enhancing the value of the Company's Common Stock. It is also intended that the Deferred Fee Plan will assist in attracting and retaining qualified individuals to serve as Directors. The Deferred Fee Plan will give those Directors who are not also employees of the Company an opportunity to defer current federal income taxation of all or a portion of their annual retainer and meeting fees payable by the Company for their services as a Director.

     Under the terms of the Deferred Fee Plan, a Director may elect to have his or her Director's fees credited to an account in either cash or units (an accounting unit equal in value to one share of Common Stock). Deferred fees that a Director elects to have credited in cash will be credited to the Director's account as they become payable to the Director. A Director's account to which fees have been credited in cash will earn interest annually at the rate of interest payable on one-year U.S. Treasury Bills or such other rate as the Committee designated by the Deferred Fee Plan may establish. In no event, however, will the rate of interest be more than five percent higher than the rate payable on such U.S. Treasury Bills. Deferred fees payable in units will be credited, together with an amount equal to 10% of such deferred fees, to a Director's account after the end of the fiscal year on the basis of the average of the market values of the Common Stock on the last trading day in each calendar month during the year. Each account to which fees have been credited in units shall be credited annually after the end of each fiscal year with additional units equal in value to the amount of cash dividends paid by the Company during such year on Common Stock equivalent to the average daily balance of units in such account during the year. The maximum number of units that may be granted under the Deferred Fee Plan during its term is 100,000 in the aggregate. The Deferred Fee Plan is administered by a Committee consisting of the Chairman of the Board (provided he is an employee-director) and two Company officers or directors who are employee-directors appointed by the Chairman of the Board.

EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

     The Company has entered into agreements with the executive officers named in the Summary Compensation Table and certain other executive officers providing that in the event of any "change in control" of the Company, such officers would continue their employment with the Company in their present position for terms of approximately three years following such change in control. During such term of employment, each such officer would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him than prior to commencement of the term or to receive a lump sum payment, following the termination of his employment. Benefits under these agreements are subject to an overall limitation which assures that payments will not constitute "excess golden parachute payments" under federal income tax law. While each of such agreements is presently in effect, none become operative until a change in control of the Company has occurred, prior to which time the Company and such officer each reserves the right at any time with or without cause to terminate their employment relationship. The transactions that are deemed to result in a change in control for the purposes of these agreements include (a) merger or consolidation of the Company with, or sale of all or substantially all its assets to another corporation, as a result of which less than a majority of the voting shares of the surviving entity are owned by former stockholders of the Company; (b) any person becoming the beneficial owner of 25% or more of the voting stock of the Company; (c) reporting by the Company under specified provisions of the federal securities laws that a change in control has occurred; and (d) when within any two-year period, a majority of directors at the beginning of such period (not including persons approved by at least two-thirds of the Directors still in office who were directors at the beginning of such period) cease to be directors of the Company. Effective December 12, 1995, the Company terminated the employment agreements in effect as of such date and, effective as of January 1, 1996, entered into revised employment agreements with the executive officers of the Company. The revised employment agreements include the provisions described above, except that the Board of Directors may, by vote of three-quarters of the members, determine that a change in control described in (b) above will not cause the employment agreement to become operative.

     The Company has also entered into indemnification agreements (the "Indemnification Agreements") with each current member of the Board of Directors as well as with each executive officer of the Company. The form and execution of the Indemnification Agreements were approved by the Company's shareholders. The Indemnification Agreements were amended as of January 1, 1996 to provide that Ohio law determines the rights and responsibilities of the Company and the indemnitee. The amendment was necessary to reflect the Company's reincorporation under Ohio law previously approved by the shareholders. Such agreements essentially provide that, to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorney's fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board or as an officer.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Gorr, Getz and Schmidt are members of the Compensation and Stock Option Committee of the Board of Directors of the Company. Mr. Getz is employed by WMX, which beneficially owns 38.33% of the Company's Common Stock. WMX and its affiliates and the Company are parties to various agreements, including the Guarantee Agreement, the Warrant Agreement and the Standstill and Non-Competition Agreement discussed below. See "Certain Relationships and Related Transactions."

BOARD COMPENSATION AND STOCK OPTION COMMITTEE REPORT*

     The primary function of the Compensation and Stock Option Committee is to review and approve salaries and other benefits for executive officers of the Company, to make recommendations to the Board of

---------------

* Note: This information is not incorporated by reference in any prior or future Securities and Exchange Commission filings, directly or by reference to the incorporation of proxy statements of the Company, unless such filing specifically incorporates this information.

Directors with respect to the adoption of employee benefit programs and to administer the Company's stock option plans and to approve awards of stock options made under the Company's 1986 Stock Option Plan. The Compensation and Stock Option Committee is composed of three Directors, Messrs. Gorr, Getz and Schmidt, who are not executive officers of the Company. Set forth below is a report of Messrs. Gorr, Getz and Schmidt in their capacity as the Board's Compensation and Stock Option Committee addressing the Company's compensation policies for 1996 as they affected Mr. James L. Kirk and the other executive officers of the Company.

     The Compensation and Stock Option Committee's executive compensation policies are designed to provide levels of compensation that integrate pay (considered in connection with grants of stock options under the Company's 1986 Stock Option Plan) with the Company's annual and long-term performance goals, reward individual achievement and attract and retain qualified executives, all in the context of the highly competitive industry in which the Company operates.

     Salaries for executive officers are determined periodically by evaluating the performance of the individuals reviewed and their contributions to the performance of the Company and particular business units, as applicable, their responsibilities, experience, potential and period of service at their current salary. Financial results as well as appropriate non-financial measures are considered. Factors consistent with the Company's overall compensation policy and strategy may also be considered. With respect to executive officers, the Company's Management Incentive Plan provides bonus awards based upon the Company's achievement of certain financial goals, and allows the Committee to grant discretionary bonus awards for exemplary performance or to reward special achievements which impact Company results. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials. See "1996 Management Incentive Plan."

     The Compensation and Stock Option Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value. The granting of stock options pursuant to the Company's 1986 Stock Option Plan is also within the authority of the Compensation and Stock Option Committee. In determining grants of stock options to executive officers, the Compensation and Stock Option Committee has followed policies substantially similar to those described above with respect to compensation. James L. Kirk received grants of stock options covering 68,279 shares of Common Stock in 1996, exercisable in installments over a four-year period. The Compensation and Stock Option Committee considers, in granting such options to Mr. Kirk, the view expressed above that stock ownership by Mr. Kirk beneficially aligns his interests with the interests of the Company's shareholders.

     Mr. James L. Kirk's annual base salary of $450,000.00 was established in February 1997.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid for a given federal year to certain executives. Because of the Company's current compensation levels, the Compensation Committee has developed no policies at this time concerning Section 162(m).

    IVAN W. GORR              HERBERT A. GETZ             CHARLES W. SCHMIDT

PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a peer group of companies selected by the Company consisting of companies engaged in the environmental services industry. These companies are: Smith Environmental Technologies, Inc. (formerly Canonie Environmental Services Corp. and Reidel Environmental Technologies, Inc.), Clean Harbors, Inc., Groundwater Technology, Inc., Handex Environmental Recovery, Inc., International Technologies, Inc., Sevenson Environmental Services, Inc., and Roy F. Weston, Inc. (the "Peer Group").

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                      COMMON STOCK, S&P 500 AND PEER GROUP
              (MARKET VALUE OF $100 INVESTED ON DECEMBER 31, 1991)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              S&P 500              OHM              PEER GROUP
1991                                     100.00              100.00              100.00
1992                                     107.68               92.31               91.31
1993                                     118.41              141.54               64.60
1994                                     119.97              104.62               57.67
1995                                     165.00               90.77               54.68
1996                                     202.85              103.08               43.35

---------------

*Note: This information is not incorporated by reference in any prior or future
       Securities and Exchange Commission filings, directly or by reference to the incorporation of proxy statements of the Company, unless such filing specifically incorporates this information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

     The Company provides Robert W. Kirk, a former officer and stockholder of the Company and father of James L. Kirk and Joseph R. Kirk, with a pension arrangement pursuant to which the Company is to make payments of $96,000 per year, subject to further cost of living adjustments, for the remainder of his life and that of his spouse if she survives him. During 1996, the Company made payments totaling $123,840 to Robert W. Kirk under this pension arrangement.

     The Company has entered into a five-year employment agreement with Mr. Joseph Kirk during 1996, pursuant to which he will be entitled to a salary of $250,000 payable in the initial year, and decreasing $25,000 during each of the four succeeding years. Under the agreement, Mr. Kirk is eligible to receive other benefits and perquisites payable to senior employees.

     During 1996, OHMR paid $2,265,154 to Kirk Brothers Co., Inc. ("KBC"), the principal shareholders of which are Richard C. Kirk and Robert W. Kirk, the brother and father, respectively, of James L. Kirk and Joseph R. Kirk. $400,193 of this amount represents payments made to KBC for subcontract services on several projects pursuant to an Agreement dated June 6, 1994, which was approved by the Board of Directors on February 11, 1994. $807,190 of this amount represents payments made to KBC for other subcontract services. $81,232 of this amount represents payments made to KBC for consultant services on various project sites and proposals. $976,539 of this amount represents payments made to KBC for subcontract services at a U.S. Army Corps of Engineers project in Mansfield, Ohio, which services were competitively bid.

     OHMR leases a building with approximately 5,400 square feet for a monthly rental of $2,925 until May 1996 and $2,500 thereafter on a month-to-month basis from The KDC Company ("KDC"), the principal shareholders of which are James L. Kirk and Joseph R. Kirk. OHMR utilizes the building, located near its headquarters in Findlay, Ohio, for the storage of equipment and inventory and made rental payments to KDC aggregating $34,200 during 1996 under this arrangement.

     OHMR leases office and storage space from Findlay Machine and Tool, Inc. ("FMT"), of which Joseph R. Kirk is the principal shareholder pursuant to a lease. The rate and other terms of the lease were approved by the Board of Directors on November 7, 1995 and amended on March 6, 1996 and August 13, 1996. During 1996, OHMR made payments to FMT totaling $313,515 under the lease. Also during 1996, OHMR paid $31,097 to FMT for fabrication and other services.

     During 1996, the Company paid $956,834 to Alvada Construction, Inc., of which William T. Kirk, the brother of James L. Kirk and Joseph R. Kirk, is the principal shareholder. $944,983 of this amount represents payments made in accordance with resolutions approved by the Executive Committee of the Board of Directors on January 19, 1996 for construction and improvements made to the Company's headquarters. $11,852 of this amount represents a payment made for improvements to one of OHM's leased premises in Findlay, Ohio, which project was competitively bid.

     In connection with the commencement of his employment, Mr. Philip V. Petrocelli, Vice President, Western Operations, received a $100,000 interest free loan to be forgiven in equal installments on the anniversary date of his employment over seven consecutive years. The balance of the loan becomes due and payable immediately in the event Mr. Petrocelli voluntarily leaves the employment of the Company or is terminated for cause before August 30, 2000. During 1996, $19,048 of the principal balance was forgiven. As of December 31, 1996, the aggregate principal amount outstanding was $52,381.

TRANSACTIONS WITH SHAREHOLDERS

     In connection with the Reorganization Agreement (the "Reorganization Agreement") entered into in connection with the Company's purchase of Rust Environmental, Inc., the Company and Rust International, Inc. ("Rust"), the parent of Rust Environmental, Inc., entered into certain business agreements. First, Rust agreed that the Company would provide all environmental remediation services under Rust's governmental Total Environmental Restoration Contracts ("TERCs"), and a portion of all fees earned under such contracts.

     Rust also agreed to maintain, at its cost, certain payment, performance and surety bonds in connection with certain Rust projects acquired in connection with the transaction, and to assist the Company in preparing documents and favorable pricing from Rust and affiliated Company vendors.

THE GUARANTEE AGREEMENT

     In connection with the Reorganization Agreement, WMX, the majority stockholder of Rust, and the Company entered into a Guarantee Agreement, which provides that in exchange for a Warrant (described below), WMX guaranteed indebtedness of the Company in an amount not to exceed $62,000,000. The Guarantee amount may be increased from time to time, up to an amount not to exceed $75,000,000 in the event the Warrant is, in whole or in part, exercised by WMX or transferred to a third party. On May 31, 1995, WMX guaranteed certain indebtedness under the Company's Revolving Credit Agreement and the Company, in consideration thereof, executed a Reimbursement Agreement in favor of WMX obligating the Company to reimburse WMX for any payments by WMX under the Guarantee.

THE WARRANT AGREEMENT

     In consideration for the Guarantee, the Company issued a Warrant to WMX which is exercisable, in whole or in part, until May 31, 2000, for an aggregate of 700,000 shares of Common Stock (the "Warrant Shares") at an exercise price of $15.00 per Warrant Share (the "Exercise Price"). The Warrant provides further that the acquisition by WMX of any of the Warrant Shares upon exercise of all or any portion of the Warrant is subject to the ownership limitation on WMX and its affiliates (the "WMX Group") set forth in the Standstill and Non-Competition Agreement (the "Standstill Agreement") described below. The Warrant provides for certain adjustments to the Exercise Price and/or the number of Warrant Shares purchasable upon exercise in the event of a stock combination, stock split, a capital reorganization or reclassification, a merger or consolidation, or a sale or conveyance of all or substantially all of the Company's assets.

THE STANDSTILL AND NON-COMPETITION AGREEMENT

     Pursuant to the Reorganization Agreement, the Company, WMX and Rust entered into a Standstill Agreement providing that the WMX Group will not acquire any of the Company's Common Stock or any of the Company's other securities entitled to vote generally for the election of directors ("Voting Securities") other than pursuant to exercise of the Warrant, or in acquisitions, including exercise of the Warrant, that do not result in the aggregate ownership by the WMX Group of more than 40% of the Company's Voting Securities, or such lesser percentage as may exist from time to time as the result of voluntary dispositions by the WMX Group (the "Ownership Limit").

     Pursuant to the Standstill Agreement, no member of the WMX Group shall acquire Voting Securities which would result in the WMX Group owning Voting Securities beyond the Ownership Limit unless the acquisition is (i) made pursuant to an offer for all of the Company's outstanding Voting Securities at the same price, and (ii) is approved by either the Company's independent directors or the Company's shareholders, other than the WMX Group and certain other shareholders, pursuant to the Control Share Acquisition provisions of the Company's Amended and Restated Articles of Incorporation. The Standstill Agreement also provides that if the WMX Group's ownership level falls below 20% of the outstanding Voting Securities, the WMX Group shall have an option to purchase from the Company sufficient Voting Securities at fair market value to raise its ownership to not more than 21% of the outstanding Voting Securities. The WMX Group, pursuant to the Standstill Agreement, agrees, among other things, not to solicit proxies in opposition to any matter recommended by a majority of the Company's directors not representing WMX (the "Non-WMX Directors"), or to solicit a tender offer or business combination.

     As long as the WMX Group owns at least 20% of the Voting Securities, the Company will include as nominees to the Board of Directors a number of WMX Group designees proportionate to the WMX Group's ownership interest (to the lowest corresponding whole directorship). Furthermore, so long as the WMX Group owns at least 20% of the outstanding Voting Securities, WMX shall take all actions in its control to include at least three independent Directors on the Company's Board of Directors. The Standstill Agreement provides that the WMX Group shall vote its Common Stock for the Company's nominees to the Board of Directors selected by a majority of the Non-WMX Directors. The WMX Group shall vote on all other matters (i) in accordance with the recommendations of the majority of the Non-WMX Directors, or (ii) if no recommendation is made, in the same proportion as other shareholders of the Company shall vote.

     Pursuant to the Standstill Agreement, WMX, Rust and their respective wholly-owned subsidiaries (the "WMX Affiliates") have agreed not to engage in the business of providing field services for the on-site remediation of hazardous substances in North America for seven years after the closing except as otherwise provided in the Standstill Agreement. The Standstill Agreement also provides that for so long as the WMX Group owns at least 20% of the outstanding Voting Securities, (i) the Company shall be a preferred provider of certain environmental remediation services to the WMX Affiliates, and (ii) the WMX Affiliates shall be preferred providers of engineering, consulting and design environmental and waste management services to the Company. Also, Rust will provide the Company access to its engineering, consulting, design and project management services personnel on the same terms and conditions as Rust provides them to WMX Affiliates. Additionally, the Standstill Agreement provides that the WMX Affiliates will contract with the Company for $20 million of environmental remediation services prior to December 31, 1996, which was extended to December 31, 1997.

OTHER SERVICES

     In 1996, OHMR received from WMX and its affiliates $13,748,681 for remediation and construction services performed by OHMR. OHMR paid $7,536,430 to WMX and its affiliates for engineering-related and disposal services under the preferred provider provisions of the Standstill Agreement.

                 PROPOSAL 2: TO AMEND THE COMPANY'S REGULATIONS

     The Board of Directors has approved, subject to the further approval of the shareholders of the Company, an amendment of the Company's Regulations (the "Regulations") to enable the Chief Executive Officer greater flexibility in human resource issues with respect to the executive officers.

     The Company's Regulations provide the framework for the government of the corporation, the conduct of its affairs, and the management of its property.
Section 4.02 of Article IV of the Company's Regulations sets forth the term of the officers of the Company. Currently, the executive officers serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by affirmative vote of a majority of the Board of Directors. In addition, as currently provided for in Section 4.02 of Article IV of the Company's Regulations:

          "Any officer who was appointed by the Chief Executive Officer, and who is either below the level of Vice President or is neither the Secretary nor Treasurer of the Corporation, may be removed at any time, with or without cause, by the Chief Executive Officer."

     The Board of Directors recommends that the Chief Executive Officer be given greater authority and flexibility in making such decisions with respect to the executive officers. Therefore, the Board of Directors is seeking approval from the shareholders to amend the Company's Regulations to provide that:

          "Any officer may be removed at any time, with or without cause, by the Chief Executive Officer."

     Section 1701.11 of the Ohio General Corporation Law provides that a Company's Regulations may be amended by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Company.

     The Company's Regulations, as amended as herein proposed, are attached hereto as Annex 1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

                      PROPOSAL 3. TO APPROVE THE COMPANY'S
                              INCENTIVE STOCK PLAN

     The Board of Directors has approved, subject to the further approval of the shareholders of the Company, the Incentive Stock Plan. The principal purpose of the Incentive Stock Plan is to attract, compensate and retain officers of the Company and to align the financial interests of the Company's officers with the shareholders of the Company. There are currently eleven officers of the Company eligible to participate in the Incentive Stock Plan.

     Officers of the Company who are selected by the Compensation and Stock Option Committee are eligible to receive grants or sales of shares of restricted stock for up to an aggregate of 500,000 shares of the Company's Common Stock upon such terms and conditions as the Compensation and Stock Option Committee may determine in accordance with the Incentive Stock Plan. Each grant or sale is to be evidenced by an agreement and shall result in an immediate transfer of ownership of shares of Common Stock to the participant in the Plan, or the Compensation and Stock Option Committee may defer the transfer of ownership of the shares until such time as the Committee may specify, provided that in each case such grant or sale shall be made, issued or awarded in consideration of the performance of services and the execution of a non-competition agreement, and shall entitle the participant in the Incentive Stock Plan to dividend, voting and other ownership rights, subject to a "Substantial Risk of Forfeiture" within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Compensation and Stock Option Committee on the date specified by the Compensation and Stock Option Committee on which the grant of restricted stock becomes effective (the "Date of Grant").

     Each sale or grant may be made without any other consideration from the participant or in consideration of payment by the participant that is less than the market value per share of Common Stock on the Date of Grant. The market value of a share of Common Stock underlying the restricted stock at the end of the Company's fiscal year was $8.375, which was the closing price as reported on the New York Stock Exchange on such date.

     Each grant or sale provides that, during the period for which there is a "Substantial Risk of Forfeiture," the transferability of the shares of restricted stock is prohibited in the manner and to the extent prescribed by the Compensation and Stock Option Committee on the Date of Grant. Any grant or sale may provide that any or all dividends or other distributions paid on the shares of restricted stock be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Compensation and Stock Option Committee may determine.

     The Compensation and Stock Option Committee may provide on or after the Date of Grant of any restricted stock, for the payment of a cash bonus intended to offset the amount of tax that the participant in the Plan may incur in connection with the restricted stock, including tax on the receipt of the bonus. To the extent the Company is required to withhold federal, state, local or other taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to the withholding are insufficient, it is a condition to the receipt of any payment or the realization of any benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld.

     The Committee may amend the Plan from time to time. Upon the termination of employment by reason of death, disability or retirement from the Company, upon the attainment of age 65 or upon completion of ten years of employment with the Company and the attainment of age 55, or in the event of a change in control of the Company, a participant's restricted stock shall become fully vested and cease to be subject to a "Substantial Risk of Forfeiture."

     Federal Income Tax Consequences.  Unless a special election is made under
Section 83 of the Internal Revenue Code, a participant generally will not be subject to tax upon the grant of restricted shares. A participant generally will recognize ordinary income at the time the restrictions lapse in an amount equal to the then fair market value of the shares less any cash paid by the participant. In addition, a participant will recognize ordinary income upon receipt of any cash bonus. To the extent that a participant recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation.

     The OHM Corporation Incentive Stock Plan is attached hereto as Annex 2.

     It is not possible to determine future awards that will be received by participants in the Incentive Stock Plan. Awards were made under the Incentive Stock Plan to the named executive officers during fiscal year 1996, as indicated in the table below.

                              INCENTIVE STOCK PLAN

                                                NUMBER OF SHARES                          NUMBER OF SHARES
                                              OF RESTRICTED STOCK                        OF RESTRICTED STOCK
              NAME AND POSITION              GRANTED IN FISCAL 1996     VALUE ($)(1)       GRANTED TO DATE
-------------------------------------------------------------------     ------------     -------------------
James L. Kirk
  Chairman, President and Chief
  Executive Officer..........................          42,000             $299,250              42,000
Philip V. Petrocelli
  Vice President, Western
  Operations.................................          17,000              121,125              17,000
Michael A. Szomjassy
  Vice President, Eastern
  Operations.................................          18,000              128,250              18,000
Joseph R. Kirk
  Executive Vice President......                          -0-                  -0-                 -0-
Harold W. Ingalls(2).........................             -0-                  -0-                 -0-
Robert J. Blackwell
  Vice President, Marketing
  and Strategic Planning.....................          15,000              106,875              15,000
Executive Group..............................         119,000              847,875             119,000
Non-Executive Director Group.................             -0-                  -0-                 -0-
Non-Executive Officer Employee Group.........             -0-                  -0-                 -0-

---------------

(1) Reflects value on the date of grant.

(2) Mr. Ingalls resigned as an officer of the Company on April 26, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

           PROPOSAL 4: TO AMEND THE COMPANY'S 1986 STOCK OPTION PLAN

     The Company recognizes the importance of attracting and retaining outstanding individuals as officers and employees, and of stimulating the active interest of these persons in the development and financial success of the Company. The Board of Directors believes that the 1986 Stock Option Plan (the "1986 Plan") is a significant factor in furtherance of these objectives and intends, through the 1986 Plan, to furnish incentives to officers and employees to increase the Company's profits by providing such persons with opportunities to acquire shares of the Common Stock of the Company on advantageous terms. In light of the competitive industry in which the Company participates, the Board of Directors believes the 1986 Plan is a particularly important factor in the Company's overall compensation program and in attracting and retaining officers and key employees.

AMENDMENTS

     The Board of Directors seeks approval to amend the 1986 Plan solely with respect to limiting the number of options granted to any individual in a three-year period. Other than this amendment, the 1986 Plan will remain as currently in effect. The 1986 Plan provides, among other things, for granting stock options for up to an aggregate of 3,850,000 shares of the Company's Common Stock to key employees of the Company. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by the Company at the end of the applicable year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of stock options, one requirement is that the 1986 Plan state a maximum number of shares with respect to which option rights may be granted during a specified period. The 1986 Plan, as amended, provides that no key employee shall be granted Option Rights for more than 850,000 shares of Common Stock in a three-year period, thereby satisfying the new requirement. A second requirement is that the 1986 Plan must be approved by shareholders. Approval of the amendments to the 1986 Plan shall be deemed the equivalent of approval of the 1986 Plan.

PLAN SUMMARY

     Officers and key employees of the Company and its subsidiaries, which consist of approximately 180 individuals, are eligible to receive stock options under the 1986 Plan. The purpose of the 1986 Plan is to attract and retain outstanding individuals as officers and employees of the Company and its subsidiaries, and to furnish incentives to such persons to increase the Company's profits by providing them opportunities to acquire shares of Common Stock of the Company on advantageous terms. The 1986 Plan is administered by the Compensation and Stock Option Committee of the Board of Directors, currently consisting of Messrs. Getz, Gorr and Schmidt, which determines the terms and conditions of stock options issued under the 1986 Plan, amounts of benefits granted, and the officers and key employees who shall receive them. Options granted under the 1986 Plan may be (i) options that are intended to qualify under particular provisions of the Code; (ii) options that are not intended to so qualify; or (iii) combinations of the foregoing.

     The 1986 Plan, as amended, authorizes the granting of options to purchase up to an aggregate of 3,850,000 shares of the Company's Common Stock. Option agreements evidencing the grant of options are required to specify an option price which is not less than the fair market value of shares of Common Stock of the Company on the date of grant. The market value of a share of Common Stock underlying the options at the end of the Company's fiscal year was $8.375, which was the closing price as reported on the New York Stock Exchange on such date. Option agreements must also specify the methods of payment of the option price, which may be (i) in cash or by check; (ii) by delivery of Common Stock of the Company already owned by the optionee having a fair value at the time of exercise equal to the total option price; or (iii) a combination of such methods of payment. No stock option granted under the 1986 Plan may be exercised more than ten years from the date of grant. Except with respect to the proposed amount to limit the number of options granted to any individual in a three-year period, if adopted by the shareholders, the 1986 Plan does not impose any other limit on the number of shares that may be optioned to a particular employee or officer. However, the Code requires that the aggregate fair market value (determined at the time the options are granted) of stock with respect to which "incentive stock options" are exercisable for the first time by any one employee during any calendar year not exceed a total of $100,000. Outstanding options are subject to adjustment in specified events, such as stock dividends, stock splits, recapitalizations and mergers, and the number of shares authorized by the 1986 Plan is subject to adjustment in those events.

     Stock options issued under the 1986 Plan may be either Non-Qualified Stock Options or Incentive Stock Options with the following Federal tax consequences.

     Non-Qualified Stock Options. A stock option that is not qualified under the Code (a "Non-Qualified Stock Option") generally will not result in any taxable income to the optionee at the time it is granted. In general, the holder of a Non-Qualified Stock Option will realize ordinary income at the time of exercise of the option in an amount measured by the excess of the fair market value of the optioned shares (at the time of exercise) over the option price. However, the Section 16(b) Deferral (as defined below) will apply in the case of optionees who are officers of the Company.

     If the option price of a Non-Qualified Stock Option is paid for by the delivery of shares of Common Stock previously owned by the optionee, no gain or loss will be recognized to the extent that the shares received are equal in fair market value to the shares surrendered.

     Section 83 of the Code deals generally with property (including stock) received by an employee as compensation, and provides for deferral of taxation so long as the employee's rights in the property are subject to a substantial risk of forfeiture and are not transferable. Section 83 will apply so long as the sale of stock received could subject the employee to suit under Section 16(b) of the Securities Exchange Act of 1934, but not longer than six months (the "Section 16(b) Deferral").

     The Section 16(b) Deferral can be avoided if the officer makes an election within thirty days after the transfer of stock to him to have it taxed to him as ordinary income at its fair market value on the date of transfer less the amount, if any, paid by him.

     Incentive Stock Option. An incentive stock option, i.e. a stock option that is qualified under the Code (an "Incentive Stock Option"), will not result in any taxable income to the optionee when it is granted or timely exercised. To be timely exercised, an Incentive Stock Option must be exercised within three months after the optionee ceases to be an employee (within one year if the optionee is disabled) unless the optionee has died. If the optioned stock is held more than two years from the date of grant of the option and more than one year after the transfer of the stock to the optionee, the optionee will be taxed on any gain on the sale of such stock at long-term capital gains rates.

     If Common Stock acquired on the exercise of an Incentive Stock Option is sold, exchanged or otherwise disposed of before the end of the required holding periods, the optionee will in the usual case realize ordinary income at the time of disposition equal to the excess of the fair market value of the stock at the time of exercise over the option price.

     Under Section 1036 of the Code, if shares of Common Stock previously owned by the optionee are transferred in payment of the option price under an Incentive Stock Option, generally no gain or loss will be recognized on the surrender of such shares to the extent the fair market value of the shares received equals the fair market value of the shares surrendered. The shares received in such equal exchange will have the same tax basis and holding period as the shares surrendered; any additional shares received will have a zero basis and the holding period will commence on the transfer date. The spread at the time of exercise will not be subject to tax if the holding period and other requirements for an Incentive Stock Option are satisfied. However, if any shares transferred in payment of the option price under an Incentive Stock Option were previously acquired by the optionee on the exercise of an Incentive Stock Option and were held for less than the necessary holding period, Section 1036 would not be available. As a result, the optionee would realize income on the surrender of such shares in payment of the option price.

     General Matters. To the extent that an employee recognizes ordinary income in the circumstances described above, the Company would be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness and is an ordinary and necessary business expense.

     Withholding of Federal taxes at applicable rates will be required in connection with ordinary income realized by an optionee upon exercise of Non-Qualified Stock Options and disqualifying dispositions of stock acquired upon exercise of an Incentive Stock Option.

     Stock options granted under the 1986 Plan may not be transferred except by will or the laws of descent and distribution and may not be exercised during an optionee's lifetime except by the optionee or his guardian or legal representatives. The 1986 Plan may be amended from time to time by the Board of Directors. However, any amendment that increases the aggregate number of shares of Common Stock covered by the 1986 Plan or would cause Rule 16b-3 under the Exchange Act of 1934 (or any successor rule to the same effect) to cease to be applicable to the 1986 Plan, is subject to approval by the shareholders of the Company. The 1986 Plan provides that the Compensation and Stock Option Committee may, with the concurrence of the affected optionee, cancel any agreement evidencing a stock option granted under the 1986 Plan. In the event of such cancellation, the Compensation and Stock Option Committee may authorize the granting of a new stock option, which may or may not cover the same number of shares which had been the subject of the prior agreement, in such manner, at such option price and subject to the same terms, conditions and discretions as would have been applicable under the 1986 Plan had the cancelled stock option not been granted.

     The OHM Corporation 1986 Stock Option Plan is attached hereto as Annex 3.

     It is not possible to determine future awards that will be received by participants in the 1986 Plan. Awards were made under the 1986 Plan to the named executive officers during fiscal year 1996 and through February 24, 1997, as indicated in the table below.

                             1986 STOCK OPTION PLAN

                                                                 NUMBER OF               NUMBER OF
                                                               STOCK OPTIONS           STOCK OPTIONS
                    NAME AND POSITION                      GRANTED IN FISCAL 1996    GRANTED TO DATE(1)
---------------------------------------------------------- ----------------------    ------------------
James L. Kirk
  Chairman, President and Chief Executive Officer.........          68,279                 463,279
Philip V. Petrocelli
  Vice President, Western Operations......................         100,489                 175,489
Michael A. Szomjassy
  Vice President, Eastern Operations......................          65,275                 200,275
Joseph R. Kirk
  Executive Vice President................................          30,000                 210,000
Harold W. Ingalls(2)......................................          32,289                  32,289
Robert J. Blackwell
  Vice President, Marketing and
  Strategic Planning......................................          66,092                 133,092
Executive Group...........................................         437,494               1,629,694
Non-Executive Director Group..............................             -0-                  20,000
Non-Executive Officer Employee Group......................         599,346                 969,829

---------------

(1) Reflects options granted through February 24, 1997.

(2) Mr. Ingalls resigned as an officer of the Company on April 26, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4.

              VOTING OF SHARES HELD IN THE RETIREMENT SAVINGS PLAN

     If you are a participant in the Company's Retirement Savings Plan, you are entitled to direct the trustees of the plan to vote the shares credited to your individual account in accordance with your instructions. This may be accomplished by marking and returning the proxy card accompanying the mailing and relating to the shares in the plan credited to your account. If you do not return such proxy card, your shares held in the plan will be voted in the manner directed by the Administrative Committee of the Company's Retirement Savings Plan. If you are also a direct owner of shares (acquired other than through the plan), you will receive a separate mailing containing a proxy card relating to such shares.

                     INDEPENDENT CERTIFIED PUBLIC AUDITORS

     Ernst & Young LLP has been selected as the Company's independent certified public auditors for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent certified public auditors since July 1, 1986. A representative of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     The Company has enclosed its Annual Report to Shareholders for the year ended December 31, 1996 with this Proxy Statement. Shareholders are referred to the report for financial and other information about the Company but such report is not incorporated in this proxy statement and is not part of the proxy soliciting material.

                           PROPOSALS BY SHAREHOLDERS

     Any proposals by shareholders intended to be presented at the 1998 annual meeting must be received by the Company no later than December 2, 1997 in order to be considered by the Board of Directors for inclusion in the Company 1998 Proxy Statement. In order for a shareholder to nominate a candidate for director, under the Company's Regulations, timely notice of the nomination must be received by the Secretary of the Company in advance of the meeting. To be timely, such notice must be received not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 75 days' notice of the meeting, then such notice must be received prior to the meeting and within 75 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, age, business and residential address, occupation and shares beneficially owned and any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, and as to the shareholder giving notice, the name and address of such shareholder and the class and number of shares of the Company which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company unless nominated in accordance with these procedures.

     In order for a shareholder to bring other business before a shareholder meeting; notice must be received by the Secretary of the Company not less than 30 days before the meeting. Such notice must include a description of the proposed business, the reasons therefor, and other specific matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal considered for inclusion in the Company's 1998 Proxy Statement.

     In each case, the notice must be given to the Secretary of the Company, whose address is 16406 U.S. Route 224 East, Findlay, Ohio 45840. Any shareholder desiring a copy of the Company's Regulations will be furnished one without charge upon written request to the Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

     THE COMPANY WILL FURNISH ANOTHER COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING OTHER EXHIBITS, WITHOUT CHARGE, TO ANY PERSON UPON WRITTEN REQUEST ADDRESSED TO PAMELA K.M. BEALL, VICE PRESIDENT, TREASURER AND ASSISTANT SECRETARY, OHM CORPORATION, 16406 U.S. ROUTE 224 EAST, FINDLAY, OHIO 45840.

                                            Steven E. Harbour
                                            Vice President, Legal and Secretary

April 1, 1997
Findlay, Ohio

                                                                         ANNEX 1

                                  REGULATIONS
                                       OF
                                OHM CORPORATION
                              (THE "CORPORATION")
                            as Amended and Restated
                               as of May 9, 1997

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     SECTION 1.01. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation, or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat, and such other business transacted as may properly be brought before the meeting.

     SECTION 1.02. Special Meeting. Special meetings of the shareholders may be called for any proper purpose or purposes at any time by (i) the President or any Vice President; (ii) by the directors by action at a meeting or a majority of the directors acting without a meeting; or (iii) by shareholders holding 50% or more of the voting power of the then outstanding shares entitled to vote in an election of directors, taken together as a single class ("Voting Shares"). Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

     SECTION 1.03. Notice of Meetings. Written notice of every annual or special meeting of the shareholders, stating the time, place and purposes thereof, shall be given to each shareholder entitled to notice as provided by law, not less than seven (7) nor more than ninety (90) days before the date of the meeting. Such notice may be given by or at the direction of the Secretary of the Corporation, or such other officer as is designated by the Board of Directors, by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

     SECTION 1.04. Persons Becoming Entitled by Operation of Law or
Transfer. Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives title to such shares.

     SECTION 1.05. Quorum and Adjournments. Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the Voting Shares, present in person or by proxy, shall constitute a quorum; provided that any annual meeting duly called, whether a quorum is present or otherwise, may, by voting of the holders of the majority of the Voting Shares represented thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.

     SECTION 1.06. Organization of Meetings. The Board of Directors will designate a chairman for each meeting of shareholders. The chairman will call the meeting to order and act as chairman of the meeting. In the absence of such a chairman, the highest ranking officer of the Corporation who is present at the meeting will act as chairman of the meeting. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall serve as chairman of the meeting.

                                       1-1

     The chairman of the meeting will appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate. Unless otherwise designated, the Secretary shall act as secretary of the meeting.

     Any proposal to be brought before any meeting of shareholders by any shareholder must be submitted in writing to the Secretary of the Corporation at least thirty days prior to the date fixed for the meeting at which it is intended that such proposal is to be presented.

     SECTION 1.07. Proxies. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (a telegram or cablegram is sufficient) by the shareholder.

     SECTION 1.08. Inspectors of Elections. The Board of Directors, in advance of any meeting of the shareholders, may appoint inspectors of election to act at such meeting or adjournment thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend or refuse or be unable to serve, then such appointment may be made by the chairman of the meeting. The inspectors shall make determination as to the number of shares outstanding, voting rights, the existence of a quorum, the validity of proxies, the results of any vote, along with other acts that are proper to conduct an election or vote with fairness to all shareholders.

     SECTION 1.09. Action of Shareholders Without a Meeting. Any action which might have been taken under these Regulations by a vote of the shareholders at a meeting thereof may be taken without a meeting, with the affirmative vote or approval of, and in a writing signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 2.01. Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by the vote of the holders of a majority of the Voting Shares represented at any annual meeting or special meeting called for the purpose of electing directors, or by resolution adopted by affirmative vote of a majority of the directors then in office. When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors.

     SECTION 2.02. Nomination. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any committee or person appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.02. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days, nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom the shareholder proposed to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve

                                       1-2
as a director of the Corporation, if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.02.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.02, and if he should so determine, the defective nomination shall be disregarded.

     SECTION 2.03. Election and Term of Office of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, or removal from office. Election of Directors shall be by ballot whenever requested by any person entitled to vote at the meeting but, unless so requested, such election may be conducted in any way approved at such meeting.

     SECTION 2.04. Vacancies. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 2.01 hereof. Except in cases where a director is removed as provided by law and these Regulations, and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

     SECTION 2.05. Quorum and Adjournments. A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as otherwise provided in the Articles of Incorporation or these Regulations, or as otherwise authorized by the Ohio Revised Code.

     SECTION 2.06. Organization Meeting. Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

     SECTION 2.07. Regular Meetings. Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

     SECTION 2.08. Special Meetings. Special meetings of the directors may be held at any time within or without the State of Ohio upon call by (i) the President or any Vice President, or (ii) by the Board of Directors, or (iii) any two members thereof. Written notice of the time and place of each meeting shall be given to each director by personal delivery or by mail, telecopy, cablegram or telegram at least two (2) days prior to such meeting, or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Any director may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

     SECTION 2.09. Compensation. Directors shall receive such compensation and expense reimbursement for attendance at each meeting of the Board of Directors or of any committee thereof and/or such salary as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.10. Action of Board Without a Meeting. Any action which might have been taken under these Regulations by vote of the directors at any meeting of the Board of Directors or any committee thereof

                                       1-3
may be taken without a meeting with the affirmative vote or approval of, and in a writing signed by all of the directors who would be entitled to notice of a meeting of the Board of Directors held for such purpose.

                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     SECTION 3.01. Executive Committee. The directors, at any time, may elect from their number an Executive Committee which shall consist of three (3) or more directors of the Corporation. Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors; provided that the Committee shall not be empowered to fill vacancies among the directors, the Executive Committee or other Committee of the directors.

     SECTION 3.02. Other Committees. The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under Section 3.01 could be vested in an Executive Committee.

     SECTION 3.03. Conduct of Business. Except as otherwise required by law or the Articles of Incorporation or these Regulations, each committee may determine the procedural rules for meetings and conducting its business.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.01. Election. The officers of the Corporation shall include a Chairman of the Board, if elected by the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such number of Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as are, in the judgment of the Board, required to transact the business of the Corporation. All officers of the Corporation shall be elected, and the compensation of all such officers shall be fixed by the Board of Directors or the Compensation and Stock Option Committee thereof; provided, however, that the Chief Executive Officer of the Corporation may appoint the officers of the Corporation below the level of Vice President and fix their salaries. Any two or more offices may be held by the same person. Any officer may be chosen from among the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Chief Executive Officer or the Board of Directors.

     SECTION 4.02. Term. The officers of the Corporation shall be elected annually at the organizational meeting of the Board of Directors, and shall hold office until the next organization meeting of the Board of Directors, or for such shorter periods as may be designated by the Board of Directors. Any officer may be removed at any time, with or without cause, by affirmative vote of a majority of the Board of Directors. Any officer may be removed at any time, with or without cause, by the Chief Executive Officer. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting.

     SECTION 4.03. Chief Executive Officer. The Chief Executive Officer of the Corporation, who shall be a member of the Board of Directors, shall be such officer who from time to time is so designated by the Board of Directors. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have full right, authority and power to control the personnel of the Corporation; to employ or direct the employment and dismissal of such personnel, including the fixing of salaries (provided, however, that this right shall not extend to officers elected by the Board of Directors); and, except to the extent that the duties of an elected officer are prescribed or otherwise limited by law, these Regulations, or the Board of Directors, to prescribe the duties of all officers of the Corporation, with such limitations thereon as he

                                       1-4
deems proper. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are assigned to him by the Board of Directors.

     SECTION 4.04. Chairman. The Chairman of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of Chairman and/or assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

     SECTION 4.05. President. The President of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of President and/or assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

     SECTION 4.06. Vice President. Each Vice President of the Corporation shall have the authority to perform the duties and exercise the powers usually incident to the office of Vice President and/or assigned to him by the Chief Executive Officer or the Board of Directors.

     SECTION 4.07. Secretary. The Secretary of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of the Secretary of the Corporation and/or assigned to him from time to time by the Board of Directors or the Chief Executive Officer. The Secretary of the Corporation, or such other officer of the Corporation as is designated by the Board of Directors, shall record the proceedings of the meetings of the shareholders and of the directors in a minute book maintained for such purpose.

     SECTION 4.08. Treasurer. The Treasurer of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Treasurer of the Corporation and/or assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 5.01. Indemnification. The Corporation may indemnify any director or officer, any former director or officer of the Corporation, and any employee or other person who is or has served at the request of the Corporation as a director, officer, trustee, fiduciary, agent or employee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, trustee, fiduciary, agent or employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them, or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and
(iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

                                   ARTICLE VI

                                 CAPITAL STOCK

     SECTION 6.01. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates signed by the Chairman, the President or a Vice President, and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the

                                       1-5
certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is required by law.

     SECTION 6.02. Transfers. The shares of stock of the Corporation shall be transferable in the manner prescribed by laws of the State of Ohio. Transfers of stock shall be made on the share transfer books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon the surrender of the certificate therefor, which shall be cancelled when the new certificate shall be issued.

     SECTION 6.03. Registered Holders. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, right holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof.

     SECTION 6.04. New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01. Provisions in Articles of Incorporation. These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time.

     SECTION 7.02. Record Dates. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

     SECTION 7.03. Amendments. These regulations may be altered, changed or amended in any respect, or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of a majority of the Voting Shares present in person or by proxy at an annual or special meeting called for such purpose except that the provisions of Sections 1.02, 1.06, 2.02 and this 7.03 may not be altered, changed or amended in any respect or superseded by new Regulations in whole or in part except by the affirmative vote of the holders of 85% of such stock.

     SECTION 7.04. Fiscal Year. Unless otherwise determined by the Board of Directors by resolution, the fiscal year of the Corporation shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.

                                       1-6

                                                                         ANNEX 2

                                OHM CORPORATION
                              INCENTIVE STOCK PLAN

     1. Purpose. The purpose of the OHM Corporation Incentive Stock Plan (the "Plan") is to attract, compensate and retain officers of OHM Corporation (the "Company") and to align the financial interests of the Company's officers with the shareholders of the Company.

     2. Definitions.  As used in this Plan,

     (a) The term "Board" means the Board of Directors of the Company.

     (b) The term "Change in Control" means that any of the following events shall occur:

          (i) The Company is merged, or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereinafter defined) of the Company immediately prior to such transaction; or

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale; or

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (v) if during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

     (c) The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) The term "Committee" means the committee described in Section 7 of this Plan.

     (e) The term "Common Stock" means shares of the common stock, par value $.01 per share, of the Company.

     (f) The term "Date of Grant" means the date specified by the Committee on which a grant of Restricted Stock shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

                                       2-1

     (g) The term "Disability" means a Participant is unable to perform the normal duties of his or her employment by reason of a medically determinable physical or mental impairment which in the opinion of a physician acceptable to the Committee can be expected to result in death or to be of a long-continual or indefinite duration.

     (h) The term "Market Value" means the closing price of a share of Common Stock on the New York Stock Exchange on the specified date (or if Common Stock was not traded on such date, on the next preceding date on which it was traded) as reported in The Wall Street Journal Midwest Edition.

     (i) The term "Participant" means an officer of the Company who is selected by the Committee to receive benefits under the Plan.

     (j) The term "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

     (k) The term "Restricted Stock" means Common Stock granted or sold pursuant to this Plan as to which neither the Substantial Risk of Forfeiture nor the restrictions on transfer referred to in Section 4 hereof have expired.

     (l) The term "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

     (m) The term "Substantial Risk of Forfeiture" shall have the meaning referred to in Section 4(c) hereof.

     3. Shares Available under the Plan. The number of shares of Common Stock issued or transferred and released from Substantial Risk of Forfeiture under the Plan shall not in the aggregate exceed 500,000 shares, which may be shares of original issuance or shares held in treasury or a combination thereof.

     4. Restricted Stock. The Committee may authorize grants or sales to Participants of shares of Restricted Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant or sale shall result in an immediate transfer of ownership of shares of Common Stock to the Participant, or the Committee may, in its discretion, defer the transfer of ownership of shares of Common Stock until such time as the Committee may specify, provided that in each case such grant or sale shall be made, issued or awarded in consideration of the performance of services and the execution of a non-competition agreement, and shall entitle such Participant to dividend, voting and other ownership rights, subject to the Substantial Risk of Forfeiture.

     (b) Each grant or sale may be made without any other consideration from the Participant or in consideration of a payment by the Participant that is less than the market value per share of Common Stock on the Date of Grant.

     (c) Each grant or sale shall provide that the shares of Restricted Stock covered thereby shall be subject to a "Substantial Risk of Forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant.

     (d) Each grant or sale shall provide that, during the period for which such Substantial Risk of Forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal of the Company, noncompetition provisions, or provisions subjecting the shares of Restricted Stock to a continuing Substantial Risk of Forfeiture in the hands of any transferee.

     (e) Any grant or sale may provide for the payment of dividends, dividend equivalents, or other distributions prior to the issuance of any shares of Restricted Stock and may require that any or all dividends, dividend equivalents, or other distributions paid on the shares of Restricted Stock be automatically

                                       2-2
sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

     (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the participant and shall contain such terms and provisions consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to the shares of Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse.

     (g) The Committee may provide at or after the Date of Grant of any Restricted Stock, for the payment of a cash bonus intended to offset the amount of tax that the Participant may incur in connection with such Restricted Stock, including tax on the receipt of such bonus.

     5. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     6. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or other taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. The Participant's required tax withholding may be satisfied by a relinquishment of a portion of any such payment or benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     7. Administration of the Plan. (a) This Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved in writing by the members of the Committee, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing a grant of Restricted Stock, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     8. Amendments, etc. (a) The Committee may amend this Plan from time to time as it deems necessary in its sole discretion.

     (b) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate any Participant's employment or other service at any time.

     (c) In the case of termination of employment by reason of death, Disability or retirement from the Company upon the attainment of age 65 or upon completion of ten years of employment with the Company and the attainment of age 55, or in the event of a Change in Control, a Participant's Restricted Stock shall become fully vested and cease to be subject to a Substantial Risk of Forfeiture.

     9. Successors. In the event that another corporation shall become the successor of the Company by reason of the merger, consolidation or acquisition of substantially all of the assets and business of the Company, it shall be a condition to the consummation of such merger, consolidation or acquisition that such

                                       2-3
successor corporation shall assume and agree to perform all terms, conditions, and obligations of the Company under the Plan.

     The foregoing is the true and complete text of the OHM Corporation Incentive Stock Plan as adopted by the Compensation and Stock Option Committee of the Board of Directors of OHM Corporation effective as of August 15, 1996.

                                            /s/ John J. Ray III
                                            ---------------------------
                                            John J. Ray III
                                            Vice President, General
                                            Counsel and Secretary

                                       2-4

                                                                         ANNEX 3

                                OHM CORPORATION

                             1986 STOCK OPTION PLAN
                           (AS AMENDED AND RESTATED)

     1. Purpose. The purpose of this Plan is to attract and retain personnel for OHM Corporation (the "Company") and its Subsidiaries and to provide to such personnel incentives and rewards for service to the Company and superior performance.

     2. Definitions.  As used in this Plan,

     (a) The term "Board" means the Board of Directors of the Company.

     (b) The term "Committee" shall mean the committee of not less than three Directors appointed by resolutions adopted by the Board in accordance with Paragraph 9 hereof.

     (c) The term "Common Stock" means Common Stock, par value $.10 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 6.

     (d) The term "Date of Grant" means the date specified by the Committee on which a grant of Stock Options shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

     (e) The term "Eligible Participant" means any person who is selected by the Committee for participation in this Plan and who is at the time (1) a Director,
(2) an officer or (3) a key employee of the Company or any of its Subsidiaries. The term "Eligible Participant" shall not, however, include any person or group of persons designated by a resolution adopted by the Board or the committee as being ineligible to participate in this Plan.

     (f) The term "Market Value per Share" means, at any date, the closing sales price for the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) as reported by The Wall Street Journal.

     (g) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

     (h) The term "Option Right" means the right to purchase one share of Common Stock upon exercise of a Stock Option granted pursuant to Paragraph 4.

     (i) The term "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation, including, without limitation, OHM Remediation Services Corp.

     3. Shares Available Under Plan. The shares of Common Stock which may be sold upon the exercise of Stock Options shall not exceed to the aggregate 3,850,000 shares, subject to adjustment as provided in Paragraph 6 of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     4. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Participants of options to purchase shares of Common Stock ("Stock Options"). Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

                                       3-1

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains; provided, however, that no Eligible Participant shall be granted Option Rights for more than 850,000 shares of Common Stock in any three-year period, subject to adjustment in the manner provided in Section 6 of this Plan.

     (b) Each grant shall specify an option price per share equal to the Market Value per Share on the Date of Grant.

     (c) Each grant shall specify the method of payment of the option price, which may be (i) in cash or by check acceptable to the Company, (ii) by delivery to the Company of Common Stock already owned by the Optionee, which has been held by the Optionee for such minimum period of time as the Committee may specify, having a fair market value at the time of exercise equal to the total option price, or (iii) a combination of such methods of payments.

     (d) Successive grants may be made to the same Eligible Participant whether or not any Stock Option previously granted to such Eligible Participant remains unexercised.

     (e) Each grant may specify the period or periods of continuous employment by the Optionee with the Company or any Subsidiary (or, in the case of non-employee Directors, continuous service by the Optionee as such Director), if any, which is necessary before the Stock Options or installments thereof will become exercisable.

     (f) Stock Options granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing. With respect to Stock Options which are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code ("ISOs"): (i) in the case of ISOs granted in 1986, the aggregate fair market value (determined as of the time the options are granted) of the stock for which any Eligible Participant may be granted ISOs in any calendar year (under all plans of the Company and subsidiary corporations, if any) shall not exceed $100,000 plus any unused limit carryover to such year (determined as provided in said Section 422A) and (ii) in the case of ISOs granted after 1986, the aggregate fair market value (determined as of the time the options are granted) of the stock with respect to which such ISOs are exercisable for the first time by any Eligible Participant during any calendar year (under all plans of the Company and its parent and Subsidiary corporations, if any) shall not exceed $100,000.

     (g) No Stock Option shall be exercisable more than ten years from the Date of Grant.

     (h) Each grant of a Stock Option shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

     5. Transferability. No Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. Stock Options shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representatives.

     6. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, and in the prices per share applicable to such Stock Options, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spinoff, reorganization, partial or complete liquidations, issuance of rights or warrants to purchase securities, or any other corporation transaction or event having an effect similar to any of the foregoing.

     7. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

                                       3-2

     8. Payment of Taxes. Upon exercise of any options, it shall be a condition to the obligation of the Company to issue shares that the Optionee pay to the Company such amount as the Company may request for the purpose of satisfying its liability to withhold Federal, state or local income or other taxes.

     9. Administration of the Plan. (a) This Plan shall be administered by a Stock Option Committee (the "Committee") of not less than three Directors appointed by resolution adopted by the Board. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect). A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Stock Options and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

     10. Amendments, Etc. (a) This Plan may be amended form time to time by the Board, but without further approval by the shareholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 (except that adjustments authorized by Paragraph 6 shall not be limited by this provision), (ii) change the definition of "Eligible Participant," or (ii) cause Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule to the same effect) to cease to be applicable to this Plan.

     (b) Any agreement evidencing an outstanding Stock Option may, with the concurrence of the affected Optionee, be amended by the Committee, provided that the terms and conditions of such amendment are not inconsistent with this Plan.

     (c) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing a Stock Option granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of a new Stock Option (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions, as, under this Plan, would have been applicable had the canceled Stock Option not been granted.

     (d) In the case of termination of employment by reason of death, disability or retirement under a retirement plan of the Company or a Subsidiary of an Optionee who holds a Stock Option not immediately exercisable in full, the Committee may, in its sole discretion, accelerate the time at which such Stock Option may be exercised.

     (e) This Plan shall not confer upon any Eligible Employee any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right such Eligible Participant, the Company or any Subsidiary would otherwise have to terminate such Eligible Participant's employment at any time.

     11. Successors. In the event that another corporation shall become the successor of the Company by reason of the merger, consolidation or acquisition of substantially all of the assets and business of the Company, it shall be a condition to the consummation of such merger, consolidation or acquisition that such successor corporation shall assume and agree to perform all options then outstanding under this Stock Option Plan, as such options may have been adjusted pursuant to Paragraph 6 hereof by reason of such merger, consolidation or acquisition.

                                       3-3

                                      OHM CORPORATION
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 1997

P              The undersigned hereby appoints each of Pamela K.M. Beall and
R           Steven E. Harbour as proxies with full power of substitution, and
O           hereby authorizes each of them to present and vote, as designated on
X           the reverse side of this card, all the shares of the Common Stock,
Y           $0.10 par value, held of record on March 20, 1997 by the undersigned in OHM CORPORATION, at the Annual Meeting of Shareholders to be held on May 8, 1997 and at any adjournments thereof.

                This proxy is solicited on behalf of the Board of Directors.
            When properly executed, it will be voted in the manner directed on the reverse side of this card by the undersigned shareholder; if no direction is made, this proxy will be voted for Items #1, #2, #3, #4, and #5.
                                                  Date:__________________ , 1997

                                                  ------------------------------

                                                  ------------------------------
                                                      Shareholder Signature
                                                  Please sign your name exactly
                                                  as it appears at left. In
                                                  signing as attorney, executor,
                                                  trustee or guardian, please
                                                  give full title as such, and
             PLEASE MARK, SIGN, DATE AND MAIL     if signing for a corporation,
             THIS PROXY CARD PROMPTLY,            please give your title. When
             USING THE ENCLOSED PREPAID           shares are in the name of more
             ENVELOPE.                            than one person, each should
                                                  sign.


                                      OHM CORPORATION

                                           PROXY
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 THROUGH #5.

            1. Election of Directors:

               [ ] FOR all of the nominees, except vote withheld from those whose names are entered on the line below:

               NOMINEES: Herbert A. Getz, Ivan W. Gorr, Charles D. Hollister, Ph.D., William P. Hulligan, James L. Kirk, Joseph R. Kirk, James
               E. Koenig, Richard W. Pogue and Charles W. Schmidt

            --------------------------------------------------------------------

              [ ] WITHHOLD authority to vote for all of the above nominees

            2. Approve the amendment to the Regulations

              [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

            3. Approve the Incentive Stock Plan

              [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

            4. Approve the Amendment to the 1986 Stock Option Plan

              [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

            5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                   BE SURE TO DATE AND SIGN THE REVERSE SIDE OF THIS CARD